Exhibit 1.0



                        MIAMI COMPUTER SUPPLY CORPORATION
                              (an Ohio corporation)


                        1,000,000 Shares of Common Stock
                            (No Par Value Per Share)




                             UNDERWRITING AGREEMENT



                                November __, 1996


FRIEDMAN, BILLINGS, RAMSEY & COMPANY, INC.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209


Dear Sirs:
                  Miami Computer Supply Corporation, a corporation organized and existing under the laws of Ohio (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Friedman, Billings, Ramsey & Company, Inc. (the "Underwriter") an aggregate of 1,000,000 shares (the "Firm Shares") of its common stock, no par value per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriter, up to an additional 150,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriter are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

 I.               Representations and Warranties of the Company.

                  The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-12689), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements a d schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement") then any reference herein to "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you as herein stated expressly for use in connection with the preparation thereof.

                  (c) Price Waterhouse L.L.P, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.


                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been (A) any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, or
(B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (f) The Execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach or violation, of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the Amended and Restated Articles of Incorporation (the "Articles") or the Amended and Restated Code of Regulations (the "Code of Regulations") of the Company or any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter and the listing of the Common Stock to be sold by the Company on the Nasdaq Stock Market.

                  (g) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the Articles or Code of Regulations of the Company or under any agreement to which the Company or any of its Subsidiaries is a party. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the Articles or Code of Regulations of the Company or under any agreement to which the Company or any of its Subsidiaries is a party. The Company had, at June 30, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Shares conform to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus.

                  (h) The Company's only subsidiaries are listed on Schedule I hereto (collectively, the "Subsidiaries"). Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (i) The Company owns 100% of the outstanding shares of capital stock of its Subsidiaries and all of such shares of capital stock are duly authorized and validly issued and are fully paid and nonassessable. All of the shares of capital stock of the Company's Subsidiaries are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

                  (j) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might result in a Material Adverse Change.

                  (k) Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares; and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the Act and the Regulations) in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the Act or the Regulations.

                  (l) The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (m) There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Act with respect to any securities owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in any securities being registered pursuant to any registration statement filed by the Company or any of its Subsidiaries under the Act.

                  (n) Neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, nor is the Company or any of its Subsidiaries in violation of the provisions of its respective charter, articles of incorporation, by-laws or code of regulations or similar organizational documents or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not have a Material Adverse Effect).

                  (o) Except as described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

                  (p) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Registration Statement or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are parties as lessee, except for such leases that, singly or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries maintains such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

                  (q) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

                  (r) The Company and each of its Subsidiaries own or possess all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to own or possess such Governmental Licenses could reasonably be expected to not have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, would have a Material Adverse Effect.

                  (s) The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, adequate foreign and domestic patents, patent rights, licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to carry on their business as presently conducted, and neither the Company nor any of its Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any intellectual property which would render any intellectual property invalid or inadequate to protect the interest of the Company or any Subsidiaries therein and which infringement or conflict, singly or in the aggregate, would have a Material Adverse Effect.

                  (t) The Company and each of its Subsidiaries comply in all material respects with all Environmental Laws (as defined below) except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is the subject of any pending or, to the knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets or (ii) is in contravention of any Environmental Laws that in the case of (i) or (ii), would have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of any Environmental Law or in connection with any release of any Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect. As used herein, "Environmental Laws" means any foreign, federal, state or local law or regulation applicable to the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

                  (u) No labor dispute exists with the Company's employees or with employees of its Subsidiaries or, to the knowledge of the Company, is imminent that might reasonably be expected to have a Material Adverse Effect.

                  (v) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided. All other franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided.

                  (w) The Company has obtained the written agreements of the holders of all of its outstanding securities on the date hereof, in the forms previously furnished to you, that, for a period of 270 days from the date hereof, such parties will not, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, agree to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, sale, grant of an option for sale or other disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

                  (x) The  Company  and its  Subsidiaries  maintain  a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K involving the Company or its Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus that have not been so disclosed.

                  (z) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (aa) Neither the Company nor any of its Subsidiaries, nor, to the Company's or any Subsidiary's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (ab) Neither the Company nor any of its Subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (ac) The Company and each of its Subsidiaries has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               2. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $_____, the Firm Shares.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at a closing held at the offices of Friedman, Billings, Ramsey & Company, Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third business day following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in federal (same-day) funds, against delivery to you of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, the Company hereby grants to the Underwriter the option to purchase up to 150,000 Additional Shares at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriter. This option may be exercised at any ime, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  Payment for the Additional Shares shall be made by wire transfer of federal (same-day) funds at a closing held at the offices of Friedman, Billings, Ramsey & Company, Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209 or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares.

               3. Offering.

                  The Company understands that you propose to make a public offering of the Shares, upon the terms and conditions set forth herein, as soon as you deem advisable after the Registration Statement becomes effective.

                  The Company and the Underwriter agree that up to 100,000 of the Shares to be purchased by the Underwriter (the "Reserved Shares") shall be reserved for sale by the Underwriter to directors, officers, employees , customers and suppliers of the Company, as part of the distribution of the Shares by the Underwriter, in accordance with the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not so purchased by such eligible purchasers, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

               4. Covenants of the Company.

                  The Company covenants and agrees with the Underwriter that:

                  (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration
Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

                  The Company will promptly notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation or, when known by the Company, the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or, when known by the Company, the threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) The Company will comply to the best of its ability with the Act and the Regulations, and the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") so as to permit he completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (c) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus includ d in the Registration Statement at the time it becomes effective or to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or counsel to the Underwriter shall have promptly and reasonably objected in writing.

                  (d) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to you such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                  (e) The Company will endeavor in good faith, in cooperation with you or your counsel, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.


                  (f) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (g) During the period of 270 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, offer, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers, directors and stockholders not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and except that the Company may issue shares of Common Stock as consideration for acquisitions and pursuant to its 1996 Stock Option Plan and the Non-employee Directors Stock Option Plan without such consent.

                  (h) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders and (ii) all reports, financial statements and proxy or information statements f led by the Company with the Commission or any national securities exchange.

                  (i) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to cause the Shares to be authorized for quotation on the Nasdaq National Market.

                  (k) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

                  (l) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the forms of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

                  (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

               5. Payment of Expenses.

                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriter in quantities stated in Section 4 above), (ii) the issuance, transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriter and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.,
(vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar and (viii) upon demand, the reasonable documented out-of-pocket expenses of the Underwriter, including but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of the Underwriter's counsel, consultants and accountants; provided, that the aggregate amount of out-of-pocket expenses of the Underwriter that the Company shall be obligated to reimburse pursuant to this clause (viii) shall be equal to the sum of (A) 100% of the out-of-pocket expenses in excess of $75,000 up to a maximum of $75,000, (B) 100% of the out-of-pocket expenses in excess of $187,500 up to a maximum of $37,500 and (C) 50% of the out-of-pocket expenses in excess of $225,000.

               6. Conditions of Underwriter's Obligations.

                  The obligations of the Underwriter to purchase and pay for the
Firm Shares and the Additional Shares, as provided hereto, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and the "Additional Closing Date" shall refer to the closing date for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to O'Sullivan Graev & Karabell, LLP ("Underwriter's Counsel") pursuant to this Section 6 of any misstatement of a material fact or omission to state a material fact, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or rior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company, dated the Closing Date, made pursuant to the BA Accord on Legal Opinions, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

                        (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in eac jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                        (ii) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations o the Company or under any agreement to which the Company or any of its Subsidiaries is a party. The Shares, when issued, delivered and sold in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the Articles of Incorporation or Code of Regulations of the Company or under any agreement to which the Company or any of its Subsidiaries is a party. The Company had, at June 30, 1996, an authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus. The Shares conform to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus.

                        (iii) All of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive or similar rights of any stockholder of the Company arising by operation of law, under the Articles of Incorporation or Code of Regulations of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, and is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                        (iv) The Shares to be sold under this Agreement to the Underwriters have been approved for quotation on the Nasdaq National Market.

                        (v) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Com any and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement hereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally and (B) general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions hereof may be limited under applicable securities laws or the public policies underlying such laws.

                        (vi) To such counsel's actual knowledge, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, to which the Company or any of it Subsidiaries is a party or which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the actual knowledge of the Company, threatened against the Company or any of its Subsidiaries which might result in a Material Adverse Change or any development involving a Material Adverse Change.

                        (vii) The execution,  delivery,  and performance of this
           Agreement and the consummation of the transactions contemplated here-by do not and will not (i) conflict with or result in a breach or violation, of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets may be bound and which is set forth as an exhibit to the Registration Statement or
           (ii) violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of the Company or any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except where any such violation, conflict, breach or default would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter and the listing of the Shares on the Nasdaq National Market.

                        (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements, the notes thereto and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need to be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                        (ix) The statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Credit Facility," "Management," "Certain Transactions," "Description of Capital Stock," "Restrictions on Acquisition of the Company," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus, and Item 14 of Part II of the Registration Statement, insofar as such statements onstitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                        (x) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or, to such counsel's actual knowledge, threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                        (xi) Delivery of certificates for the Shares against payment therefor will transfer valid and marketable title thereto to the Underwriter, assuming that the Underwriter has purchased such Shares in good faith and without knowledge of an adverse claim, and to counsel's actual knowledge, such Shares are free and clear of all lien , encumbrances and claims.

                        (xii) To such counsel's actual knowledge, there are no contracts, agreements or other documents of a type required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, and the description in the Prospectus of such contracts, agreements or other documents therein fairly presents in all material respects the information shown.

                        (xiii) To the actual knowledge of such counsel, after due inquiry, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Act with respect to any securities owned or to be owned by such person or to requir the Company or any of its Subsidiaries to include such securities in any securities being registered pursuant to any registration statement filed by the Company or any of its Subsidiaries under the Act.

                        (xiv) To the actual knowledge of such counsel, after due inquiry, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries, except as described in the Registration Statement and the Prospectus.

                        (xv) To the actual knowledge of such counsel, after due inquiry, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K involving the Company or its Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus that have not been so disclosed, except as described in the Registration Statement and Prospectus.

                        (xvi) Neither the Company nor any of its Subsidiaries is
           (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  In rendering such opinion, such counsel may rely solely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's Counsel) of other counsel reasonably acceptable to Underwriter's Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and Subsidiaries and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting, among other things, the corporate existence or good standing of the Company and its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriter's Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon. Such counsel's opinion shall be limited to matters governed by federal securities laws and, where specifically noted, the laws of the State of Ohio. In rendering such opinions, counsel may rely on the opinion of __________, special Ohio counsel to the Company, and such counsel state that they are not licensed to practice in, and are not to be considered experts on, the law of the State of Ohio and that since they have acted only as special counsel to the Company and the Subsidiaries, and that in the preparation of their letter to you, they have made no independent investigation or special inquiry or review concerning any facts except as necessary for their opinion nor have they reviewed compliance with governmental or corporate requirements by the Company or the Subsidiaries except as necessary for their opinion. Whenever counsel renders their opinion with respect to the existence or absence of facts to their actual knowledge, such language shall indicate that: (i) they are referring to the actual present knowledge of those attorneys who have given substantive attention to the representation of the Company or the Subsidiaries;
(ii) they have not undertaken any independent investigation with respect to such matter other than as set forth in their opinion; and (iii) no inference that they have actual knowledge concerning such matter beyond that set forth in their opinion should be drawn from the fact of their representation of the Company as special counsel or from their expression of such opinion.

                  Such counsel shall also state in a separate letter that no facts have come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it was declared effective by the Commission (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood that such counsel need make no comment with respect to the financial statements, the notes thereto, financial tables or any other financial or statistical data included in the Registration Statement or Prospectus, and provided, further, that such counsel may state that (i) they have not independently verified the accuracy, completeness or fairness of the financial statements and the notes thereto contained in the Registration Statement and the Prospectus or in any amendments or supplements thereto, and (ii) the limitations inherent in their participation in the preparation of the Registration Statement and the Prospectus and the knowledge available to them are such that they are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or any amendment or supplement thereof.

                  (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriter's Counsel, and the Underwriter shall have received from said Underwriter's Counsel a favorable opinion, dated as of the Closing Date wit respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the ompany, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are true and correct in all material respects (disregarding any materiality qualifiers in such representations and warranties), (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, except in each case as described in or contemplated by the Prospectus.

                  (e) At the time this Agreement is executed and the Closing Date, you shall have received a letter, from Price Waterhouse L.L.P., independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accoun ants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the consolidated financial statements of the Company, and schedules and notes thereto, included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its Subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its Subsidiaries and the committees of such boards subsequent to June 30, 1996, inquiries of officers and other employees of the Company and its Subsidiaries who have responsibility for financial and accounting matters of the Company and its Subsidiaries with respect to transactions and events subsequent to June 30, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its Subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from June 30, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its Subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its Subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its Subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement; and (v) on the basis of a reading of the pro forma combined financial information included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma combined financial information, nothing came to their attention that caused them to believe that the pro forma combined financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  (f) Prior to the Closing Date the Company shall have furnished to yo such further information, certificates and documents as you may reasonably request.

                  (g) You shall have received from each person who is a director, officer or stockholder of the Company an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, agree to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, sale, grant of an option for sale or othe disposition) of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) for a period of 270 days from the date hereof.

                  (h) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter's Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriter's Counsel, all of your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date and your obligation to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

               7. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwrite and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act against any and all losses, liabilities, claims, damage and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Stat ment, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, however, that in no such case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. This indemnity will be in addition to any liability which the Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the stabilization legend on the inside of the front cover page and in the third and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by the Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 [except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or otherwise forfeits substantive rights or defenses by reason of such failure or from any liability which it may have to any indemnified party.]). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood that the indemnifying party shall not be liable for the expenses of more than one separate counsel in any one action or in any separate but substantially similar actions arising out of the same or similar general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

               8. Contribution.

                  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) actually received by the Company and
(y) the total underwriting discounts and commissions actually received by the Underwriter, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution maybe made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise [except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or otherwise forfeits substantive rights or defenses by reason of such failure or from any liability which it may have to any party entitled to contribution]. No party shall be liable for contribution with respect to any action or claim settled without its consent.

               9. Survival of Representations and Agreements.

                  All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agree ents contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 10(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 hereof.

               10. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price) or the purchase price per Share has not been agreed upon prior to 5:00 P.M., Eastern time, on the [third] full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriter except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 10 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) After this Agreement has become effective, you shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations to purchase the Additional Shares at any time prior to the
Additional Closing Date, as the case may be; if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (C) a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in clause (b)(D)(i) or (b)(D)(ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, facsimile or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 10(a) hereof or (ii) Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse you for all documented out-of-pocket expenses (including the fees and expenses of their counsel), incurred by you in connection herewith, as set forth in Section 5 hereof.

             11. Notice.

                  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the
Underwriter, shall be mailed, delivered, facsimiled or telexed or telegraphed and confirmed in writing, to Friedman, Billings, Ramsey & Company Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209, Attention:
Joseph R. Nardini, with a copy to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Michael J. W. Rennock, Esq., if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 3884 Indian Ripple Road, Dayton, Ohio 45440 (or, if after October 31, 1996, to: 4750 Hempstead Station, Dayton, Ohio 45429,), Attention: Albert L. Schwarz, with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005,
Attention: Timothy B. Matz, Esq.

             12.  Parties.

                  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

             13.  Governing Law.

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York without regard to principles of conflicts of law.

             14.  General.

                  This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which constitute one and the same document. The section headings in this Agreement are for the convenience of the parties only and will not effect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        MIAMI COMPUTER SUPPLY
                                        CORPORATION


                                        By:_____________________________________
                                            Name:  Albert L. Schwartz
                                            Title: President


Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:_______________________________________
     Name:
     Title:

                                   SCHEDULE I

                                  Subsidiaries




Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------
Diversified Data Products, Inc.                   Michigan, USA
Diversified Data Products (U.K.), Ltd.            United Kingdom
CEM (Overseas) Limited                            British Virgin Islands